UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

November 20, 2019
Date of Report (date of earliest event reported)

HMS HOLDINGS CORP.
(Exact name of registrant as specified in its charter)

Delaware	0-50194		11-3656261
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

5615 High Point Drive	Irving	Texas	75038
(Address of Principal Executive Offices)			(Zip Code)
(214) 453-3000
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.01 par value	HMSY	The Nasdaq Stock Market LLC
The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01. Entry into a Material Definitive Agreement.

On November 20, 2019, HMS Holdings Corp. (the “Company”), entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”) to acquire West Claims Recovery Services, LLC (“Accent”), a Delaware limited liability company, for cash in the amount of $155.0 million, subject to customary adjustments, such as working capital and other adjustments. The acquisition is expected to be funded through cash on hand.

The Purchase Agreement was entered into by the Company and West Receivables Services, Inc. ("Seller"). Under the terms of the Purchase Agreement, the Company or one of its affiliates will acquire all of the issued and outstanding limited liability company membership interests of Accent from Seller (the “Transaction”). The completion of the Transaction is subject to satisfaction of certain customary closing conditions, including, among others, (i) the absence of any law or governmental action or orders prohibiting the Transaction and (ii) the expiration or termination of the waiting period imposed by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

The Purchase Agreement contains customary representations, warranties and covenants, including, among others, covenants providing for the parties to use negotiated efforts to obtain required regulatory approvals and for Accent to conduct its business in the ordinary course (subject to certain customary exceptions like compliance with applicable law) during the period between the execution of the Purchase Agreement and the closing of the Transaction. The Purchase Agreement contains indemnification provisions that are subject to specified limitations, including recourse to a representation and warranty insurance policy for certain losses.

The Company and Seller may terminate the Purchase Agreement upon mutual written agreement, or either party may terminate the Purchase Agreement: (i) if the consummation of the Transaction is prohibited by any law or governmental action or order that is final and non-appealable and the principal reason for which is not the breach of the Purchase Agreement by the terminating party; (ii) if the closing has not occurred on or before February 18, 2020, unless by such date, all conditions to the closing other than certain specified conditions have been satisfied or waived, in which case, such date shall be automatically extended to June 18, 2020; or (iii) if the other party breaches any representation or covenant (subject to qualifications including with respect to materiality and a cure right).

Item 7.01. Regulation FD Disclosure.

On November 21, 2019, the Company issued a press release announcing the signing of the Purchase Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information contained in this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, and shall not be incorporated by reference into any Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description
99.1	Press Release of HMS Holdings Corp., dated November 21, 2019
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HMS HOLDINGS CORP.

Date: November 21, 2019
By: /s/ Jeffrey S. Sherman
Jeffrey S. Sherman
Executive Vice President,
Chief Financial Officer and Treasurer